UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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[	]	Definitive Proxy Statement

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[	]	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***YOUR IMMEDIATE ATTENTION IS REQUESTED***

DWS RREEF REAL ESTATE FUND II, INC. (AMEX: SRO)

345 Park Avenue

New York, NY 10154

January 6, 2010

Dear Stockholders of DWS RREEF Real Estate Fund II, Inc.:

Time is running short and the adjourned meeting regarding the proposed liquidation of DWS RREEF Real Estate Fund II, Inc. (the “Fund”) is rapidly approaching. According to our records your vote on this important matter has not yet been received. To avoid further adjournments and minimize additional solicitation costs, your Board of Directors is asking you to use the enclosed proxy card to authorize your proxy “FOR” the proposal to liquidate all of the assets of the Fund and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”). We hope you will take this opportunity to vote your shares of the Fund.

The adjourned meeting is scheduled for Friday, January 29, 2010 at 11:00 a.m. Eastern Time at the Marriott Eastside, 525 Lexington Avenue, New York, NY 10017.

We urge you to support the proposed liquidation of the Fund by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by calling 1-800-454-8683 or via the internet at www.proxyvote.com and following the instructions on the enclosed card. If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares (as it has in past annual meetings to elect Directors) in support of the Plan unless you complete, sign, date and return the enclosed proxy voting form. Voting now will allow the Fund to minimize the expense incurred by the Fund through further adjournments, reminder mailings and solicitations.

We thank you for your continued support.

Sincerely,

The Board of Directors of DWS RREEF Real Estate Fund II, Inc.

John W. Ballantine	Richard J. Herring
Henry P. Becton, Jr.	William McClayton
Dawn-Marie Driscoll	Rebecca W. Rimel
Keith R. Fox	William N. Searcy, Jr.
Paul K. Freeman	Jean Gleason Stromberg
Kenneth C. Froewiss	Robert H. Wadsworth

If you have questions or need assistance in voting your shares, please call:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

(800) 905-7281 (Toll Free)